UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2011

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2011, RightNow Technologies, Inc., a Delaware corporation (“RightNow”), OC Acquisition LLC (“Parent”), a Delaware limited liability company and a wholly-owned subsidiary of Oracle Corporation (“Oracle”), and Rhea Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Subsidiary will merge with and into RightNow (the “Merger”), with RightNow surviving as an indirect wholly-owned subsidiary of Oracle.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of RightNow, at the effective time of the Merger (the “Effective Time”), each share of RightNow common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $43.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, the unvested portion of each RightNow stock option and restricted stock unit (the “Equity Awards”) that is outstanding immediately prior to the Effective Time and held by a person who is an employee of, or a consultant to, RightNow or any subsidiary of RightNow as of immediately prior to the Effective Time shall be assumed by Oracle and converted automatically at the Effective Time into an option or restricted stock unit award, as the case may be, denominated in shares of Oracle common stock (the unvested portion of each such assumed Equity Award, the “Assumed Equity Award”), except that (1) the number of shares of Oracle common stock subject to each such Assumed Equity Award shall be determined by multiplying the number of shares of RightNow common stock subject to the unvested portion of such Equity Award immediately prior to the Effective Time by a fraction (the “Award Exchange Ratio”), the numerator of which is the per share Merger Consideration and the denominator of which is the average closing price of Oracle common stock on Nasdaq over the five (5) trading days immediately preceding (but not including) the Effective Time and (2) if applicable, the exercise or purchase price per share of each such Assumed Equity Award shall equal (x) the per share exercise or purchase price of the unvested portion of each such Equity Award immediately prior to the Effective Time divided by (y) the Award Exchange Ratio (rounded upwards to the nearest whole cent).

Notwithstanding the foregoing, (i) the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each outstanding Equity Award as of immediately prior to the Effective Time and (ii) the vested and unvested portion of each outstanding Equity Award held by a person who is not an employee of, or a consultant to, RightNow or any subsidiary of RightNow immediately prior to the Effective Time shall not be assumed by Oracle and shall, immediately prior to the Effective Time, be cancelled and, in exchange therefor, each former holder of such Equity Award shall have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of RightNow common stock subject to the vested portion of such Equity Award immediately prior to the Effective Time and (y) the Merger Consideration less any per share exercise price of the vested portion of such Equity Award immediately prior to such cancellation.

The Merger Agreement contains customary representations, warranties and covenants of RightNow and Parent. RightNow has agreed, among other things, not to solicit alternative transactions. RightNow has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also requires RightNow to call and hold a stockholders’ meeting and for RightNow’s board of directors to recommend that RightNow stockholders adopt the Merger Agreement.

The Merger Agreement contains certain termination rights for both RightNow and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, RightNow may be required to pay Parent a termination fee of $59.7 million (the “Termination Fee”), including if it accepts a superior acquisition proposal, and, under certain other limited circumstances, RightNow may be required to pay Parent a separate fee of $18.3 million, which would be credited against the Termination Fee. RightNow may also be required to reimburse Parent for up to $5.0 million of its out-of-pocket expenses in connection with the transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about RightNow or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in a confidential disclosure schedule provided by RightNow to Parent in connection with the signing of the Merger Agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between RightNow and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about RightNow or Parent.

                Concurrently with entering into the Merger Agreement, certain directors, executive officers and stockholders of RightNow, who collectively beneficially own 16.4% of the voting power of RightNow common stock, entered into Voting Agreements with Parent (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote their shares of RightNow common stock for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is hereby incorporated into this report by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

RightNow plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by RightNow through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

RightNow and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RightNow in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in RightNow’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011, and is supplemented by other public filings made, and to be made, with the SEC by RightNow. The proxy statement for the 2011 Annual Meeting of Stockholders and other public filings are available free of charge through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

Item 8.01.	Other Events.

On October 24, 2011, RightNow issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference in its entirety.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 23, 2011, by and among RightNow Technologies, Inc., OC Acquisition LLC and Rhea Acquisition Corporation.

99.1	Form of Voting Agreement and schedule of signatories thereto.

99.2	Press Release, issued by RightNow Technologies, Inc., dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)

Dated: October 24, 2011	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 24, 2011, by and among RightNow Technologies, Inc., OC Acquisition LLC and Rhea Acquisition Corporation.

99.1	Form of Voting Agreement and schedule of signatories thereto.

99.2	Press Release, issued by RightNow Technologies, Inc., dated October 24, 2011